SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           -------------------------

                         SALIENT 3 COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                   DELAWARE                                  23-2280922
      ---------------------------------                ----------------------
        (State or Other Jurisdiction                      (I.R.S. Employer
      of Incorporation or Organization)                Identification Number)


                                  P.O. Box 1498
                           Reading, Pennsylvania 19603
                                 (610) 856-5500
        -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                          DIRECTORS' STOCK OPTION PLAN
                          ----------------------------
                            (Full title of the plan)

                        Thomas F. Hafer, Esq., Secretary
                                  P.O. Box 1498
                           Reading, Pennsylvania 19603
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (610) 856-5500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                       Proposed       Proposed
                                       maximum        maximum
                        Amount         offering       aggregate   Amount of
Title of shares         to be          price          offering    registration
to be registered        registered     per share(1)   price(1)    fee
--------------------------------------------------------------------------------
Class A Common Stock
 ($1.00 par value)      75,000        $9.8125        $735,938
--------------------------------------------------------------------------------
Class B Common Stock
 ($1.00 par value)      75,000        $9.8125        $735,938
===============================================================================
Total                  150,000                     $1,471,876    $435

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for Class A Common Stock of the registrant reported by The Nasdaq Stock Market for June 1, 1998.

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, $1.00 par value, of Salient 3 Communications, Inc. (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to a certain employee benefit plan of the Company.

     The contents of the Registration Statement on Form S-8 as filed on August 6, 1996, Registration No. 333-09635, are incorporated by reference into this Registration Statement.


Item 8.  Exhibits.

         Exhibit No.       Description
         -----------       -----------

             4             Directors' Stock Option Plan, as amended.

             5             Opinion of Robert J. Johnson

             23.1          Consent of Independent Public Accountants.

             23.2          Consent of Robert J. Johnson (included in Exhibit 5).

           * 24            Power of Attorney.

----------
*  Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Pennsylvania, on April 29, 1998.


                                           SALIENT 3 COMMUNICATIONS, INC.


                                           By:  /s/ T. S. Cobb
                                              ---------------------------------
                                              T. S. Cobb, Chairman of
                                              the Board, President and Chief
                                              Executive Officer, the principal
                                              executive officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 29, 1998 in the capacities indicated:

   Signature                                        Title
   ---------                                        -----



/s/ T. S. Cobb                             Chairman of the Board, President
---------------------------                and Chief Executive Officer,
T. S. Cobb                                 the principal executive officer


/s/ P. H. Snyder                           Senior Vice President, the principal
---------------------------                financial officer and principal
P. H. Snyder                               accounting officer

/s/ J. W. Boyer, Jr.                       Director
---------------------------
J. W. Boyer, Jr.



/s/  R. E. LaBlanc                         Director
---------------------------
R. E. LaBlanc

/s/ D. E. Lyons                            Director
---------------------------
D. E. Lyons



/s/ D. K. Wilson, Jr.                      Director
---------------------------
D. K. Wilson, Jr.

                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

     4                     Directors' Stock Option Plan, as amended.

     5                     Opinion of Robert J. Johnson

     23.1                  Consent of Independent Public Accountants

     23.2                  Consent of Robert J. Johnson (included in Exhibit 5)